Exhibit 99

                         Form 3 Joint Filer Information


Name:                                     Santos Acquisition Co.

Address:                                  10111 Richmond Avenue, Suite 500
                                          Houston, Texas 77042

Designated Filer:                         Santos International Holdings Pty Ltd.

Issuer & Ticker Symbol:                   Tipperary Corporation [TPY]


Date of Event Requiring Statement:        07/13/2005


Signature:                                By:  /s/ Wesley Jon Glanville
                                          Name: Wesley Jon Glanville
                                          Title: Vice President





Name:                                     Santos Limited

Address:                                  Santos House Ground Floor
                                          91 King William Street
                                          Adelaide, Australia 5000

Designated Filer:                         Santos International Holdings Pty Ltd.

Issuer & Ticker Symbol:                   Tipperary Corporation [TPY]


Date of Event Requiring Statement:        07/13/2005


Signature:                                By:  /s/ Wesley Jon Glanville
                                          Name: Wesley Jon Glanville
                                          Title: Company Secretary



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